                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                             THE BAIRD FUNDS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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



                              THE BAIRD FUNDS, INC.
                        BAIRD ADJUSTABLE RATE INCOME FUND
                            777 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202


                                 April 12, 1999


Dear Shareholder of Baird Adjustable Rate Income Fund (the "Fund"):

         The enclosed Notice of Special Meeting, Proxy Statement and form of proxy relate to a proposal to liquidate and dissolve the Fund. A special meeting of shareholders has been called for that purpose following the demand of the Fund's largest shareholder. The liquidation and dissolution would involve the pro rata distribution of the Fund's assets "in kind" to the shareholders after the Fund's liabilities have been paid. This will mean that all shareholders of the Fund at the time of the dissolution will receive their pro rata share of the portfolio securities (consisting entirely of collateralized mortgage obligations) and cash held by the Fund. Shareholders who do not want to participate in this in-kind distribution may redeem their Fund shares for cash up to 10 business days following the date of the shareholders' meeting.

         The enclosed Proxy Statement further explains the proposed dissolution and describes its benefits and drawbacks, including federal tax consequences. In soliciting proxies, the Fund's Board of Directors is not making a recommendation on the proposed dissolution and liquidation. Shareholders will need to make their own decisions. It should be noted, however, that approval of the proposed dissolution is a virtual certainty given the fact that the Fund's largest shareholder owns about 69% of the outstanding shares and has indicated that it will vote in favor of the proposal.

         The shareholders' meeting will be held at 11:00 a.m., on Wednesday, May 12 at the University Club in Milwaukee. Please complete, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting.

         Please call me at 1-800-792-2473 or (414) 765-3500 if you have any questions. We appreciate your support over the years. It has been a pleasure serving you.

                                          Sincerely yours,


                                      /s/ Glen F. Hackmann
                                          -----------------------
                                          Glen F. Hackmann
                                          Secretary and Treasurer

                              THE BAIRD FUNDS, INC.
                        BAIRD ADJUSTABLE RATE INCOME FUND
                            777 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                                 ON MAY 12, 1999


To the Shareholders of the Baird Adjustable Rate Income Fund:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of the Baird Adjustable Rate Income Fund ("Fund") will be held on Wednesday, May 12, 1999, at 11:00 a.m., Central time, at the University Club, 924 East Wells Street, Milwaukee, Wisconsin.

         The purpose of the meeting is to consider and act upon the following:

         1. To approve a plan of dissolution and liquidation of the Fund involving the pro rata, "in-kind" distribution of the Fund's assets to the shareholders.

         2. To transact such other business as may properly come before the meeting.

         The meeting is being called at the request of a holder of more than 10% of the outstanding shares of the Fund, pursuant to the Wisconsin Business Corporation Law.

         All shareholders of the Fund on March 31, 1999 (the record date) will be entitled to notice of, and to vote at, the meeting.

                                   By Order of the Board of Directors



                                   Glen F. Hackmann, Secretary

April 12, 1999


        YOUR VOTE IS IMPORTANT -- PLEASE RETURN YOUR PROXY CARD PROMPTLY

                              THE BAIRD FUNDS, INC.
                        BAIRD ADJUSTABLE RATE INCOME FUND
                            777 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202

                                 PROXY STATEMENT
                              DATED APRIL 12, 1999

INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Baird Funds, Inc. (the "Company") for use at a Special Meeting of Shareholders (the "Meeting") of the Baird Adjustable Rate Income Fund (the "Fund"), a series of the Company. The Meeting will be held on Wednesday, May 12, 1999 at 11:00 a.m., Central time, at the University Club, 924 East Wells Street, Milwaukee, Wisconsin 53202.

         Purpose. The purpose of the Meeting, as more fully described below, is to consider and vote on a plan of dissolution and liquidation of the Fund (the "Dissolution"), a copy of which is attached as Appendix A. The Dissolution would involve the pro rata, in-kind distribution of the Fund's assets to shareholders of the Fund after payment of the Fund's accrued expenses and other liabilities. The Fund's assets consist of securities and cash or cash equivalents. The Dissolution will be a taxable event to shareholders of the Fund. Share holders will recognize a gain or loss based on the difference between their tax basis in the Fund shares owned and the value of the Fund assets they will receive in the Dissolution. See "Tax Consequences" below.

         The Board of Directors is proposing the Dissolution at the request of Mutual Savings Bank, which holds approximately 69% of the Fund's outstanding shares. Under Wisconsin law and the Company's Bylaws, a holder of 10% or more of the outstanding shares of the Fund has the right to demand that a meeting of shareholders be called for any purpose. In proposing the Dissolution for consideration by the Fund's shareholders and soliciting proxies, the Board of Directors is not making any recommendation with regard to the proposal.

         Vote Requirement. Approval of the Dissolution requires the affirmative vote of the holders of more than 50% of the outstanding shares of the Fund. The presence at the Meeting, in person or by proxy, of shareholders representing a majority of all outstanding Fund shares will constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but will have the effect of a vote against the proposed Dissolution. Mutual Savings Bank has indicated that it will vote for the proposed Dissolution.

         Shareholders of record of the Fund at the close of business on March 31, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any adjournment thereof. Each such shareholder will be entitled to one vote for each share (and a fractional vote for each fractional share) held by such shareholder on each matter presented at the Meeting. As of the Record Date, there were 2,296,496.989 shares of the Fund outstanding.

         This Proxy Statement was mailed to the shareholders of the Fund on or about April 12, 1999.

DESCRIPTION OF PLAN OF DISSOLUTION AND LIQUIDATION

         Background. On March 19, 1999, Mutual Savings Bank delivered a notice to the Board of Directors of the Company, demanding that it call a special meeting of Fund shareholders for the purpose of considering and voting on the dissolution of the Fund followed by a pro rata in-kind distribution of the Fund's assets to the shareholders. Under Wisconsin law and the Company's Bylaws, a holder or holders of 10% or more of the outstanding shares of the Fund has the right to demand that a shareholder meeting be called for any purpose. Mutual Savings Bank holds approximately 69% of the Fund's outstanding shares.

         The Board of Directors of the Fund met on March 31, 1999 to consider the demand made by Mutual Savings Bank. The Board was informed that the Fund was required to call a special meeting of its shareholders as a result of that demand. The Board considered possible alternatives to the demand, including redeeming in-kind the Fund shares owned by Mutual Savings Bank. The Board rejected that alternative because it would have required a special order from the Securities and Exchange Commission (the "SEC") and because it may have been inequitable to the remaining shareholders of the Fund in that the remaining assets of the Fund would bear the Fund's entire expense load and further reduce the return to shareholders. The Board also considered the possibility of redeeming Mutual's shares for cash, but Mutual did not desire this type of redemption and, in any event, such a redemption could be inequitable to other shareholders for the same reasons that a redemption of only Mutual's shares in-kind could be inequitable.

         The Fund is a party to a Settlement Agreement dated December 23, 1994. Pursuant to the Settlement Agreement, it was stipulated by the parties to that agreement that, subject to certain conditions, it would be the policy of the Fund "to hold the assets of the fund to maturity or until such time as sales become available at prices consistent with the liquidation of securities in the BAR Fund portfolio at par, except to the extent sales of assets shall be required to fund redemptions...." The Board considered this provision of the
Agreement and, with the advice of its counsel, concluded that a dissolution and liquidation pursuant to shareholder vote at a special meeting called pursuant to Wisconsin Statutes and the Fund's Bylaws upon the demand of a 10% shareholder, would not be inconsistent with the terms of that agreement and would be required under Wisconsin law.

         The Board then discussed the mechanics of accomplishing the Dissolution, assuming it would be approved by the shareholders, and determined how the securities in the Fund's portfolio could be distributed to the shareholders. Robert W. Baird & Co. Incorporated ("Baird"), the Fund's investment adviser, informed the Board that the Fund owned four long-term investments, consisting of collateralized mortgage obligations ("CMOs") issued by the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC), and short-term investments consisting of repurchase agreements. Baird further informed the Board that the CMOs could be divided into small parts, re-designated in the names of the shareholders, and then distributed, pro rata, to the shareholders. Baird advised the Board that the short-term investments should be liquidated prior to the dissolution rather than divided into smaller parts, and that the Fund's available cash could then be used to pay accrued expenses and other liabilities and meet the requests of any shareholders who desired to be redeemed for cash prior the Dissolution. Any remaining cash would be distributed to the Fund shareholders, along with the CMOs.

         Baird informed the Board that, following their division and distribution to the Fund shareholders, the CMOs would likely be less liquid because they would be in smaller denominations than are customarily traded in the marketplace. The CMOs would thus be more difficult to sell. These risks would increase in significance in inverse proportion to the size of the denominations. Baird also indicated that numerous other fixed income investments are available to shareholders who elect to redeem their Fund shares, which provide better yields than the CMOs in the Fund's portfolio without significantly greater risk.

         The Board discussed the possible advantages and disadvantages of the proposed Dissolution on Fund shareholders, as described below, but was not required to, and did not, approve or disapprove the Dissolution or determine whether or not it would be in the best interests of the Fund and its shareholders. The Board's proposal of the Dissolution is being made following the demand of Mutual Savings Bank and should not be considered a recommendation by the Board.

         Summary. If the proposed Dissolution is approved by Fund shareholders, the Fund would use available cash and would liquidate sufficient short-term investments to pay its accrued expenses and other known liabilities and to meet requests of shareholders for redemption of their shares for cash prior to Dissolution. The Fund would also make a final distribution of its investment income and any capital gains to the shareholders. THE FUND WOULD THEN REDEEM FOR CASH THE SHARES OF ANY SHAREHOLDER OWNING FEWER THAN 500 SHARES OF THE FUND, AS PERMITTED AND DESCRIBED IN THE FUND'S CURRENT REGISTRATION STATEMENT.

         Within 15 business days following shareholder approval of the Dissolution or as soon thereafter as practicable, the Fund would make a pro rata distribution in-kind of its assets to those shareholders who had not previously redeemed their shares for cash. Upon the Dissolution, the Fund would request book entry re-registration of the securities of the Fund in the names of the remaining shareholders. Unless notified to the contrary in writing by the shareholder with signature guarantees as described in the Fund's Registration Statement, each shareholder's pro rata portion of the securities of the Fund would be re-registered in book entry form in the name of the shareholder and at the address of the shareholder indicated on the Fund's records and any remaining cash assets would be distributed to the shareholder pro rata.

         Shareholders who do not wish to receive an in-kind distribution of the Fund's assets may redeem their shares for cash at any time up to 10 business days following shareholder approval of the Dissolution.

         In order that shareholders should share equitably in the cost of the Dissolution, the Board has established a reserve of $35,000 (or approximately $0.02 per share) on March 31, 1999, to provide for the estimated expenses of the Dissolution of the Fund, distribution of its assets, and operating expenses of the Fund through Dissolution. It is anticipated that the reserve will be sufficient to cover such expenses; however, it is possible that expenses may be more or less than the amount reserved. To the extent expenses exceed the reserve, a further charge will be made to the net asset value of the Fund prior to Dissolution. If the amount of the reserve is greater than the Fund's actual liquidation and dissolution expenses, shareholders of record as of March 31, 1999, will receive a pro rata portion of the remaining reserve at such time as the Board of Directors has determined that all liabilities of the Fund have been paid or provided for.

         The Fund would file Articles of Dissolution with the Wisconsin Department of Financial Institutions and an Application on Form N-8F with the SEC to obtain an order from the SEC declaring that the Company has ceased to be an investment company. The Fund would also file such other reports as may be required under the Investment Company Act of 1940 and state law.

         Benefits and Drawbacks. The proposed Dissolution offers potential benefits and drawbacks to shareholders of the Fund.

         The benefits to the Fund shareholders of the proposed Dissolution include the ability of each shareholder to own a proportionate share of the Fund's portfolio securities directly without having to pay the Fund's operating expenses, and the ability to determine when and whether to dispose of such securities. In addition, certain shareholders may not need to recognize gain or loss on the Dissolution for financial reporting purposes (although gain or loss would need to be recognized for tax purposes, as described below).

         A drawback of the proposed Dissolution is that shareholders would receive portions of CMOs that may be difficult to sell in the open market. Shareholders may have to hold these securities until maturity in order to receive their full par value. As a result, it is possible that the value of each shareholder's Fund shares may be worth more than the aggregate value of the Fund's assets received in the Dissolution unless the shareholder intends to hold such assets until maturity. Shareholders wishing to avoid the uncertainties of holding their pro rata share of the Fund's securities may redeem their Fund shares for cash at any time up to 10 business days following shareholder approval of the Dissolution. As described in the Fund's Registration Statement, redemption requests will be honored at the Fund's net asset value per share next determined after receipt of the request.

         Another drawback is that the proposed Dissolution will be a taxable transaction to each shareholder, although the transaction will probably result in a capital loss given the likelihood that the value of the Fund's assets each shareholder receives will be less than each shareholder's tax basis in their Fund shares. However, shareholders who do not want to receive the Fund's assets in-kind are free to redeem their Fund shares and receive their cash value (which again would be a taxable transaction and likely to result in a tax loss).

         Whether the Fund is dissolved or remains in existence, shareholders should be aware that the CMOs which comprise the Fund's portfolio securities are subject to certain risks, as described in the Fund's Registration Statement, including the fact that the interest income payable on the CMOs "floats" or is reset periodically based on changes in the applicable interest rate index, and is subject to caps above, and floors below, which the CMOs' interest rate cannot rise or fall. The yields on the CMOs will fluctuate with interest rate changes. The CMOs, as is the case with other mortgage-backed securities, are also subject to prepayment risk because the underlying mortgages can be prepaid at any time, which may cause portions of the CMOs to be retired earlier than their stated maturities or final distribution dates. Based on recent historical prepayment rates on the mortgages underlying the CMOs in the Fund's portfolio and the scheduled applications of those prepayments on those CMOs, it is anticipated that partial prepayments on the CMOs will begin between October 1999 and March 2004 and that such prepayments will continue through maturity of the CMOs. Of course, general economic conditions and interest rate fluctuations could affect prepayment rates.

         Tax Consequences. The Dissolution will be a taxable transaction to shareholders. Shareholders will recognize a gain or loss on the receipt of the Fund's assets received in the Dissolution, based on the difference between their value and the shareholder's tax basis in the Fund shares surrendered in the Dissolution. The gain or loss will be a long-term capital gain or loss if a shareholder has held the Fund shares as a capital asset for more than one year. It is expected that most shareholders of the Fund will recognize a loss given the fact that Fund shares have generally declined in value since the Fund was closed to new investment in December 1994.

         The deduction of capital losses in excess of capital gains is limited. All capital gains and losses recognized by a shareholder in a year must be totaled, and any capital loss will be deductible only to the extent of capital gains plus, in the case of a non-corporate taxpayer, up to $3,000 of ordinary income. Non-corporate shareholders may carry forward their net capital loss in future years until the loss is exhausted. A corporation may not use a capital loss to offset ordinary income, but generally may carry a capital loss back three years and forward for five years.

         Immediately prior to the Dissolution, the Fund will make a final distribution of its net investment income and any short-term capital gains, which will be taxable to each shareholder as ordinary income. The Fund will recognize gain or loss on the distribution of its portfolio securities to the shareholders in the Dissolution. It is expected that the Fund will have net capital losses from such distribution. If there are any net capital gains recognized by the Fund from such distribution, those gains will be offset by the Fund's capital loss carry forwards and thus will not need to be recognized by the shareholders for tax purposes. The balance of the

Fund's net capital loss carry forwards after its portfolio securities are distributed will not carry over or otherwise be available to offset any capital gains that the Fund shareholders may have in the future.

         The Dissolution will be treated as a plan of complete liquidation for tax purposes.

         Alternatives. If the Dissolution is not approved by the requisite vote of shareholders (an event that is not likely given Mutual Savings Bank's intention to vote for the proposal), the Fund would continue to follow its policy of holding portfolio securities until maturity or until their values reach par, unless securities have to be sold to meet redemptions. The Fund would remain closed to new investment. The Fund would continue to have operating expenses, which, although modest, would likely increase over time as a percentage of average net assets, as the Fund's asset size shrinks from redemptions and/or pay downs on the portfolio securities. Consequently, the Fund's net asset value per share would decrease unless the market value of its portfolio securities were to increase sufficiently to offset such expenses.

         If a shareholder does not want to receive an in-kind distribution of the Fund's assets, that shareholder has the right to redeem Fund shares for cash, which may be worth more than the aggregate value of the Fund assets such shareholder would otherwise receive given the lack of liquidity of those assets.

MISCELLANEOUS

         Forms of Solicitation. Proxies will be solicited primarily by mail. Proxies will also be solicited in person or by telephone or facsimile. Officers of the Fund, as well as officers and employees of Baird, will not receive special compensation for their assistance in soliciting proxies. Expenses incurred in connection with the solicitation of proxies and the Meeting will be borne by the Fund. Those expenses are estimated to be $1,000.

         Proxy Instructions. Any proxy which is properly executed and returned in time to be voted at the Meeting will be voted in accordance with the instructions marked on the proxy. In the absence of such instructions, the proxy will be treated as an abstention and will have the effect of a vote against the Dissolution. Shareholders may revoke their proxies at any time prior to exercise by delivering written notice of revocation to the Secretary of the Fund or by executing and delivering a later-dated proxy to the Fund or by attending the Meeting in person to vote their shares.

         If executing a proxy in a capacity as an officer or other duly authorized representative, please indicate such capacity on the proxy.

         Principal Shareholders. As of March 31, 1999, the following persons were known to own beneficially 5% or more of the outstanding shares of the Fund:

         Mutual Savings Bank                         1,583,320 shares                   68.95%
         4949 W. Brown Deer Road
         Milwaukee, WI 53223

         Abbotsford State Bank                       320,738 shares                     13.97%
         P.O. Box 648
         Abbotsford, WI 54405

         The directors and officers of the Fund as a group owned less than 1% of its outstanding shares as of March 31, 1999. Mutual Savings Bank is presumed to control the Fund by virtue of its significant ownership of the Fund's outstanding shares.

         Service Providers. Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, is the Fund's investment adviser. It is also the Fund's principal distributor, but the Fund is closed to new investment and its shares are not offered for sale. Fiduciary Management, Inc., 225 East Mason Street, Milwaukee, Wisconsin 53202, is the Fund's administrator. Firstar Bank Milwaukee, N.A., 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, is the Fund's custodian, and Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, is the Fund's transfer, dividend disbursing and shareholder servicing agent.

         PricewaterhouseCoopers LLP, 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, serve as independent accountants and auditors to the Fund. No representative of PricewaterhouseCoopers LLP will be present at the Meeting.

         Other Matters. The Board of Directors is not aware of any other matter that will be brought before the Meeting. However, unless expressly indicated otherwise on the enclosed proxy, proxies may be voted with discretionary authority on any other matter that may properly be presented at the Meeting or any adjournment thereof.

         Shareholder Meetings. The Fund is not required to hold annual meetings of shareholders. The Fund is not required to hold a shareholder meeting in any year in which the election of directors, approval of an investment advisory agreement or ratification of the selection of independent public accountants is not required to be acted upon. Meetings of shareholders of the Fund will be held when and as determined to be necessary by the Board of Directors and as required by the Investment Company Act of 1940. However, shareholders of the Fund wishing to submit proposals for inclusion in a proxy statement for any future shareholder meetings should send their written proposals to the Secretary of the Fund, c/o Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

         Available Information. You may request a free copy of the Fund's Annual Report to Shareholders for the year ended September 30, 1998 and the Fund's Registration Statement by calling the Secretary of the Fund, Glen F. Hackmann, at 1-800-792-2473 or by writing to him c/o Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. The SEC also maintains a website at www.sec.gov that contains documents filed by the Fund. Shareholders can read and print them by entering the EDGAR database on the SEC's website and following the directions.

         The Fund's Annual Report and Registration Statement are incorporated into this Proxy Statement by reference and thus considered part of this Proxy Statement.

                                                                      APPENDIX A
                                                                      ----------

                     BAIRD ADJUSTABLE RATE INCOME FUND, INC.
                       PLAN OF DISSOLUTION AND LIQUIDATION


         The following Plan of Dissolution and Liquidation (the "Plan") of the Baird Adjustable Rate Income Fund, Inc. (the "Fund"), shall be effective only upon approval of the Plan at a Special Meeting of Shareholders by the affirmative vote of the holders of a majority of the outstanding shares of the Fund as of the record date. The date of such approval by the shareholders is called the "Effective Date."

         1. Dissolution. As promptly as practicable after the Effective Date of the Plan and the expiration of 15 business days from the Effective Date, the Fund shall be dissolved in accordance with the laws of the State of Wisconsin and the terms of the Fund's Articles of Incorporation and Bylaws.

         2. Cessation of Business. From and after the date on which definitive proxy materials with respect to the Plan are first mailed to shareholders of the Fund (the "Release Date"), the Fund shall not engage in any activities other than for the purposes of preserving the values of its assets, redeeming any shares properly presented for redemption, adjusting and winding up its business and affairs, distributing its assets in accordance with the Plan, and other activities permitted by Section 180.1405(1), Wisconsin Statutes. The Directors now in office and, at their pleasure, the officers, shall continue in office solely for those purposes. No redemption of shares or transfer of shares shall be effected if requests therefor are received more than 10 business days after the Effective Date.

         3. Payment of Debts. All known or ascertainable liabilities of the Fund shall be promptly paid or provided for. A reserve of $35,000 (or approximately $0.02 per share) was established by the Board of Directors on March 31, 1999, to provide for the estimated expenses of Dissolution of the Fund, distribution of its assets, and operating expenses of the Fund through Dissolution. The Board of Directors may, if appropriate, authorize the establishment of an additional reserve to meet any contingent liabilities of the Fund or to reflect any expenses of the Fund in excess of any reserve previously established.

         4. Redemption of Shares. Shareholders may continue to redeem shares for their net asset value, after giving effect to the reserves described herein, in accordance with the procedures set forth in the Fund's current Registration Statement, as amended, through a date which is 10 business days following the Effective Date.

         5. Preservation of Assets. Except to the extent necessary to pay operating expenses of the Fund, honor redemption requests, establish reserves related to the Dissolution, or for other proper purposes, the portfolio securities of the Fund shall be retained by the Fund in their present form until such assets are distributed to the shareholders as provided below.

         6. Proof of Interest as a Shareholder. All shareholders of record of the Fund as stated on the books of the Fund's transfer agent, Firstar Mutual Fund Services, LLC (the "Transfer Agent"), on the Distribution Date shall be deemed to have proven their interests as shareholders entitled to a distribution in connection with the voluntary dissolution of the Fund. If certificates have been issued for any Fund shares, those certificates must be properly endorsed or accompanied by a stock assignment properly endorsed exactly as the shares are registered at the time of redemption of Fund shares or prior to any distribution by the Transfer Agent as described in Paragraph 7, below. For shareholders that are corporations, associations or trusts, signatures must be guaranteed by a U.S. commercial bank or trust company, a member firm of the New York Stock Exchange or other qualified guarantor.

         7. Right to Liquidating Capital Distribution. The Distribution Date shall be the 15th business day following the Effective Date or as soon thereafter as practicable. Upon the Distribution Date, there shall be made for the benefit of each shareholder a distribution equal to the Liquidation Value of such shareholder's shares of the Fund. The Liquidation Value shall consist of a pro rata portion of each of the Fund's net assets equal in proportion, for each shareholder, to the percentage which such shareholder's shares bear to the total number of the Fund's outstanding shares as of the Distribution Date; provided, however, that cash adjustments may be made if necessary to accommodate any restrictions or limitations on the denominations into which portfolio securities may be divided. Any reserve amounts authorized or established by the Board of Directors and not previously reflected in the Fund's net asset value shall be deducted from the assets of the Fund prior to computation of the Liquidation Value. On the Distribution Date, or as soon thereafter as is practicable, the Board of Directors will direct the Transfer Agent to distribute an amount equal to the Liquidation Value with respect to each shareholder's interest in the Fund and to mail such distribution to the address of each shareholder as it appears on the books of the Fund. Any distributed assets returned as undeliverable will be held by the Transfer Agent pending receipt of a proper mailing address. No interest shall accrue at any time on any cash held for distribution by the Transfer Agent after the Distribution Date.

         8. Final Liquidating Distribution. At such time as the Board of Directors of the Fund may determine that all liabilities of the Fund have been paid or provided for, including all costs of effecting and administering the Plan, and there is no further need for any reserve amounts referenced in or established pursuant to Paragraph 3 hereof, the Directors shall authorize that the remaining amount of such reserve, if any, be distributed. Such distribution shall be made as soon as practicable after such authorization on a pro rata basis to persons who were shareholders of record on the date on which the reserve to which such remainder may be attributed was established. If there shall be no reserve amount remaining, the Fund's President shall certify that fact to the Transfer Agent.

         9. Power of the Board of Directors. The Board of Directors of the Fund and, subject to the Directors, the officers of the Fund, shall have authority to effect or authorize all actions provided for in the Plan and such further actions as they deem necessary or appropriate to carry out the intent and purposes of the Plan, including the execution and filing of the certificates, tax returns and other documents necessary or appropriate to implement the Plan and to terminate the registration of the Fund with the Securities and Exchange Commission and any state in which the shares of the Fund were registered. The Directors shall have authority to authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the liquidation, dissolution and termination of existence of the Fund and the distribution of its assets to the shareholders in accordance with the laws of the State of Wisconsin and the Fund's Articles of Incorporation. The death, resignation or other disability of any Director or officer of the Fund shall not impair the authority of the remaining Directors or officers to exercise any of the powers provided for in the Plan. Upon such death, resignation or other disability, the surviving or remaining directors or, if there be none, the surviving or remaining officers shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

         10. Tax Treatment. This Plan is intended to comply with the requirements of Section 331 of the Internal Revenue Code of 1986, as amended, and related provisions so that all distributions received by shareholders hereunder shall constitute distributions in complete liquidation of the Fund.

                                                        THE BAIRD FUNDS, INC.
                                                  BAIRD ADJUSTABLE RATE INCOME FUND

              REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Marcus C. Low, Jr., Mary Ann Taylor and Glen F. Hackmann, and each of them individually, as proxy, with full power of substitution, to represent and vote, as designated below, all shares of the Baird Adjustable Rate Income Fund
(the "Fund") that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund, to be held at the
University Club, 924 East Wells Street, Milwaukee, Wisconsin, 11:00 a. m., Central time, on May 12, 1999, or at any adjournment thereof, with respect to the matters set forth below and described in the accompanying Notice of Special Meeting and Proxy
Statement, receipt of which is hereby acknowledged.

Please place an "X" in the desired box for each item. Shares represented by this Proxy will be voted as directed by the shareholder.
IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE TREATED AS AN ABSTENTION FOR PROPOSAL 1 AND WILL HAVE THE EFFECT OF A VOTE AGAINST
THE PROPOSAL.


1.     Proposal to approve a Plan of Dissolution and Liquidation involving the pro rata,"in     FOR [ ] AGAINST [ ] ABSTAIN [ ]
       "kind distribution of the Fund's assets to its shareholders, together with any remaining cash, after payment of accrued expenses and other liabilities.

2. In their discretion, on such other matters as may properly come before the meeting or any adjournment thereof.

                                            (TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                                                                       DATE:                                                  , 1999
                                                                            --------------------------------------------------


                                                                       -------------------------------------------------------------
                                                                       Please sign exactly as name appears at left


                                                                       -------------------------------------------------------------
                                                                       (If this account is owned by more than one person, all owners should sign. Persons signing as executors, administrators, officers, trustees or in similar capacities should so
                                                                       indicate.)


                     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY BALLOT PROMPTLY, USING THE ENCLOSED ENVELOPE.